                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and the related Prospectus of Odyssey Re Holdings Corp. dated June 13, 2001 and to the incorporation by reference therein of our report dated February 3, 1999 (except note M, as to which the date is April 13, 1999), with respect to the financial statements of TIG Reinsurance Company included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-57642) filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP
Dallas, Texas
June 13, 2001